UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 13, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FibroGen, Inc. (the “Company”) approved the 2018 Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to incorporate individual goals and major corporate objectives to determine overall bonus awards for participants in the Bonus Plan, including the Company’s executive officers.

Under the Bonus Plan, the Committee, in consultation with the Board and management, has introduced individual achievement of goals as a new component of the Bonus Plan. A bonus shall generally be determined based upon the achievement of both individual and corporate goals. Further, specific performance criteria for setting goals has been established in the Bonus Plan. Each participant shall have a target bonus based on a percentage of annual base salary. The actual bonus payout percentage and individual awards are determined by the Committee based on its assessment of corporate goal achievement, and individual goal achievement based on recommendations of management (other than for the Chief Executive Officer). The maximum award payable to an individual shall be one hundred fifty percent (150%) of an individual’s target bonus.

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.5	Bonus Plan, adopted February 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: February 16, 2018	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Counsel